Consent of Independent Auditors
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-8 No. 333-188070) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(2)Registration Statement (Form S-3 No. 333-198158) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(3)Registration Statement (Form S-8 No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(4)Registration Statement (Form S-8 No. 333-230548) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(5)Registration Statement (Form S-3ASR No. 333-263169) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(6)Registration Statement (Form S-3ASR No. 333-265594) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
(7)Registration Statement (Form S-8 No. 333-265595) pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan,
(8)Registration Statement (Form S-3ASR No. 333-269145) of Hannon Armstrong Sustainable Infrastructure Capital, Inc., and
(9)Registration Statement (Form S-3ASR No. 333-275969) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.
of our report dated March 15, 2024, with respect to the consolidated financial statements of Rosie TargetCo LLC and subsidiaries included in this Annual Report (Form 10-K/A) of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

New York, New York
March 28, 2024